UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 24, 2022

ATI PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39439	85-1408039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

790 Remington Boulevard Bolingbrook, Illinois	60440
(Address of principal executive offices)	(Zip Code)

(630) 296-2223
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value	ATIP	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ATIP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2022, ATI Physical Therapy, Inc. (“the Company”) and Augustus Oakes, the Company’s Chief Information Officer, entered into an amendment (the “First Amendment”) to Mr. Oakes’ employment agreement (the “Employment Agreement”) with the Company. Pursuant to the First Amendment, Mr. Oakes’ target bonus at full accomplishment of the Company’s goals was increased from 50% to 75% of base compensation.

The foregoing descriptions of the Employment Agreement and the First Amendment do not purport to be complete and are qualified in their entirely by reference to the full text of (i) the Employment Agreement, previously filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and (ii) the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	First Amendment to Employment Agreement effective June 20, 2022 by and between ATI Physical Therapy, Inc. and Augustus Oakes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2022	ATI Physical Therapy, Inc.

	By:	/s/ Joseph Jordan
	Name:	Joseph Jordan
	Title:	Chief Financial Officer